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                 SUBSIDIARIES OF CINERGI PICTURES ENTERTAINMENT INC.


Cinergi Film Productions Co., a Delaware corporation
Cinergi International N.V., a Netherlands Antilles corporation
Cinergi Productions Inc., a Delaware corporation
Cinergi Productions Inc. (California), a California corporation
Cinergi Productions N.V. Inc., a Delaware Corporation
Cinergi Service Inc., a Delaware corporation
E.P. Distribution Inc., a California corporation
Igrenic Music Publishing, a California corporation
J.D. Distribution Inc., a California corporation

    SUBSIDIARIES OF CINERGI FILM PRODUCTIONS CO.

         Alan Smithee Productions Inc., a California corporation Bishop-MacGuire Productions Inc., a California corporation
         Casa Rosata Productions Inc., a California corporation
         Color of Night Productions Inc., a California corporation
         Hester Prynne's Production Company, a California corporation Renaissance Man Productions Inc., a California corporation Scarlet Letter Productions Inc., a Canadian corporation
         Simon Says Productions Inc., a California corporation
         Tombstone Productions Inc., a California corporation
         Track 2 Productions, Inc., a California corporation
         Wondervale Limited, a United Kingdom corporation
         18 Hands Productions Inc., a California corporation
         Summit Entertainment Group Inc., a California corporation (33.3% interest only)

    SUBSIDIARIES OF CINERGI PRODUCTIONS N.V. INC.

         Cinergi Productions Kft., a Hungarian corporation
         Kala International Sales, Inc., a U.S. Virgin Islands corporation Summit Export Group (M.E.V.) N.V., a Netherlands Antilles corporation Summit Export (U.K.) Ltd., a United Kingdom corporation




                                      EXHIBIT 21